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[DISNEYLAND LETTERHEAD]
                                                                   EXHIBIT 10.26

                                    AGREEMENT
                                       FOR
                          CAST MEMBER SHUTTLE SERVICES

This Agreement ("Agreement") is entered into as of October 30th, 1997, by and between DISNEYLAND (hereinafter referred to as "DISNEYLAND" or "Owner") located at 1313 Harbor Blvd., Anaheim, CA 92803-3232 and PREFERRED TRANSPORTATION, INC. dba SUPERSHUTTLE (hereinafter referred to as "Operator"), located at 1430 S. Anaheim Blvd. Anaheim, CA 92805 with respect to the following facts:

RECITALS

A. Operator is in the business of providing shuttle and/or transportation services.

B.       Disneyland has the need for shuttle and/or transportation services.

C. Disneyland desires to obtain the transportation services of Operator and all related services from Operator, subject to the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. SERVICES PROVIDED BY OPERATOR. DISNEYLAND hereby engages Operator to provide the DISNEYLAND Resort with all necessary equipment and personnel ("Personnel") of the type and per the specifications designated by DISNEYLAND as set forth on the Scope of Service attached and incorporated herein as Exhibit "A".

         a. Personnel. Operator shall supply DISNEYLAND with all equipment and Personnel described in the Scope of Service.

                 i. If Disneyland determines, in its sole discretion, that the quality of shuttle/transportation services being provided by Operator is not satisfactory, Disneyland shall so notify Operator specifying areas of needed improvement and providing Operator a reasonable time to correct. Of particular importance to Owner is the requirement that Operator perform within the time requirement which is the basis of this Agreement, that is, the five minutes pickup and ten minutes delivery requirement.

         b. Personnel are Operator's Employees. As more fully provided in Paragraph 5.b hereof, Operator shall: (i) assure that all Personnel providing services to Disneyland hereunder shall be employees of Operator, and not merely Operator's consultants, independent contractors or subcontractors, and (ii) compute and pay all Personnel wages and other compensation, and compute, withhold and pay, as required by law, all statutory payments and payroll taxes covering the services of such Personnel.

         C. Interview and Selection. Prior to hiring any individual to be provided to Disneyland as Personnel hereunder, Operator shall verify that individual's: (i) employment eligibility, including proof of identity and legal ability to work in the United States, and (ii) compliance with Disneyland's requirements, including but not limited to grooming and appearance guidelines and security requirements, as more fully described in Paragraph 5.d hereof.
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         d.      Control of Personnel. Day-to-day supervision and direction of
Personnel in the performance of their services for the benefit of DISNEYLAND shall be the responsibility of Operator. Operator shall be exclusively responsible for the hiring and all administrative matters including any discipline deemed appropriate.

         e. Amendment of Service Schedule. From time to time subsequent to the execution of this Agreement the parties may mutually agree in writing to add to or delete from the schedule included in the Scope of Service (Exhibit A). Such written agreement shall include its effective date, shall reference this Agreement and Exhibit A, and shall be subject to the terms and conditions of this Agreement, and a copy thereof shall be sent to all addressees as provided in Paragraph 11.d hereof. In the event such written agreement adds to the Scope of Service, DISNEYLAND shall provide Operator with such information as may be reasonably required in order for Operator to provide in such service to Disneyland hereunder.

2. FEE AND PAYMENT. Subject to the provisions of this Agreement, on a prorated monthly basis Disneyland shall compensate Operator for its services hereunder pursuant to the fee schedule contained in Paragraph 9 of the Scope of Services attached and incorporated by reference as Exhibit "A".

         a. Fee for Services. The total fee (hereafter "contract sum") for this Agreement shall be THREE MILLION ONE HUNDRED THOUSAND DOLLARS ($3,100,000.00) paid out by the following schedule: Ninety (90%) per cent of the total contract sum shall be paid in twenty four (24) equal monthly installments. The balance of the contract sum (10%) shall be awarded, if at all, based upon Owner's evaluation of Operator's service each quarter, four times per contract year, for the two year contract term. Criteria for receipt of the full ten percent (referred to in the Scope of Work as "bonus" and also "discretionary retention") shall be first and foremost successfully meeting the performance standards of 5 minutes/10 minutes pickup/delivery; achieving the appearance and vehicle maintenance criteria as set forth in the Scope of Work; and an overall positive rating as evidenced in feedback on the Cast rider survey.

3. REPORTS. Operator shall provide Disneyland with reports of the type and in the format as Owner may require. These may include the total number of riders transported to Disneyland for the preceding calendar week, the total hours of maintenance for each of the coaches services during that month, etc.

4. LIMITATIONS ON ADVERTISING AND PROMOTION. Operator shall not use or reproduce Disneyland's name, logo, characters or other identifying designs and/or symbols, or refer to Disneyland directly or indirectly, in connection with any advertisement, news release or release to any professional or trade publication without the prior written consent of Disneyland to the specific use or reference. Operator shall acquire no right under this Agreement to use, and shall not use, the name "Disney" (either alone or in conjunction with or as part of any other word or name) or any fanciful characters or designs of The Walt Disney Company or any of its related, affiliated or subsidiary companies: (i) in any of its advertising, publicity or promotion; (ii) to express or imply any endorsement by Disneyland or Disney of any services provided by Operator; or
(iii) in any other manner (whether or not similar to the uses hereinabove specifically prohibited). The provisions of this Paragraph 4 shall survive the expiration or earlier termination of this Agreement.

5.       RELATIONSHIP OF PARTIES.

         a. Independent Contractor. It is understood and agreed that Operator is acting as an independent contractor in its provision of services and performance of obligations hereunder, and nothing herein shall be deemed to create an agency relationship between Disneyland and Operator.


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         b.      Personnel are Operator's Employees. Operator acknowledges that neither Operator nor its Personnel and other employees, officers and agents shall be eligible to participate in any of Disneyland's employee benefit or welfare plans. Operator shall advise and inform fully all of its Personnel and other employees, officers and agents providing services to Disneyland hereunder that they will be considered general employees of Operator and that Disneyland shall not be liable to any of them as an Operator in any amount for any wages, benefits, claims or causes of action arising out of or relating to their assignment at or to Disneyland or the termination thereof.

         c. Operator's Responsibility for Personnel's Wages and Benefits. Operator shall have exclusive responsibility for the full payment of all wages or other compensation, benefits, and of taxes and any and all other statutory payments for all Personnel and other employees, officers or agents of Operator supplied to Disneyland hereunder as provided in this Paragraph 5.c. With respect to the hire, tenure or conditions of employment of Operator's Personnel and other employees, officers and agents providing services to Disneyland, as well as their respective hours of work, their rates of pay and the payment of their wages, and the payment, collection, withholding and/or deduction of all federal, state and local taxes and contributions, Operator shall be solely responsible for: (i) making all payments, reports, collections and deductions, (ii) keeping and having available for inspection and/or audit by Disneyland or its authorized representatives all necessary records or reports, and (iii) otherwise doing any and all things so as to comply fully with all federal, state and local laws, ordinances and/or regulations in regard to said matters, including but not limited to federal immigration laws, so as to relieve Disneyland fully from and protect it against responsibility or liability for all of the foregoing. The provisions of this Paragraph 5 shall survive the expiration or earlier termination of the Agreement.


         d. Compliance with Security Requirements. When providing services hereunder, Operator, its Personnel and other employees, officers and agents shall be subject to Disneyland' security regulations. Disneyland's security regulations may require fingerprinting and background investigation (including prior criminal record, if any) of all Personnel and other employees, officers and agents of Operator having regular access to Disneyland's secured areas. Operator hereby agrees that Operator's Personnel and other employees, officers and agents shall submit to Disneyland's security procedures, as requested by Disneyland, and shall comply in all respects with Disneyland's security regulations. Disneyland shall reimburse Operator for any costs incurred by Operator to comply with Disneyland's security regulations as provided herein. It shall be Operator's responsibility to assure that drivers utilized by Operator in providing services under this Agreement shall, while within the Riviera lot and the Disneyland Resort, comply with: all traffic signs and all speed limits established by Disneyland; all rules and regulations promulgated by Disneyland with respect to traffic and parking; and all lawful instructions of Disneyland Security and other authorized personnel concerning conduct of drivers or their operation of vehicles.


6. CONFIDENTIALITY. Operator acknowledges that, during the course of providing Personnel and Shuttle services to Disneyland hereunder, Operator may have access to and/or acquire knowledge from confidential or proprietary information of or regarding Disneyland, The Walt Disney Company or any of its related, affiliated or subsidiary companies (collectively referred to at times hereinafter as "Disney") or other information of advantage or value to a competitor that is not accessible or known to the general public ("Confidential Information").

        a. Use of Confidential Information. Operator shall not (and shall direct its Personnel and other employees, officers and agents not to) use for its (or his) own benefit any Confidential Information, and Operator shall not (and shall direct its Personnel and other employees, officers and agents not to) disclose any Confidential Information that is disclosed to Operator or any of its Personnel or other employees, officers or agents by Disney or any agent thereof (whether or not authorized to disclose such


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Confidential Information) to any person or entity other than those to whom
Disney has authorized Operator in writing to disclose such Confidential Information. Notwithstanding the foregoing, Operator may use such Confidential Information as may be or has been disclosed by Disney to Operator, pursuant to the terms hereof or otherwise, for the sole purpose of providing the services required to be performed by Operator as set forth in Paragraph 1 of this Agreement. Operator shall not make copies of any Confidential Information without first receiving written approval from Disney and marking such copies as "Confidential and Proprietary Property of Disneyland." Nothing in this Agreement shall be deemed or construed to grant to Operator a license to use, sell, develop, exploit, copy or further develop any Confidential Information. Operator shall direct Personnel not to disclose Confidential Information to Operator.

        b. Limited Disclosure, Nondisclosure Agreement. Operator shall disclose or permit access to any of the Confidential Information only to Personnel and other employees, officers or agents of Operator having a specific need-to-know in Operator's provision of Personnel and related services hereunder and, with respect to third-party agents of Operator, only after obtaining the prior written consent of Disneyland (which consent Disneyland may withhold in its sole discretion). Operator also shall take all steps necessary to ensure fulfillment of the obligations of this Paragraph 6, to inform its consultants, employees (including Personnel), officers and agents of their obligations of nondisclosure and confidentiality established herein, and to obtain their agreement to the fulfillment of such obligations, by requiring all consultants and all employees (including Personnel), officers and agents of Operator to sign a confidentiality agreement prohibiting their disclosure of any Confidential Information, which agreement shall be in the form of Exhibit B attached hereto and incorporated herein by this reference. Operator shall provide a copy of each such signed confidentiality agreement to Disneyland.

        c. Cooperation Re Subpoenas and Misappropriation. In the event that a subpoena or other legal process served on Operator in any way concerns Confidential Information obtained by Operator, its Personnel and other employees, officers or agents, Operator agrees to notify Disneyland immediately upon receipt of such subpoena or other legal process and to cooperate with Disney, at Disney's expense, in any lawful effort by Disney to contest the legal validity of such subpoena or the legal process. Nothing herein shall limit Operator's ability to satisfy any governmentally required disclosure of its relationship with Disneyland. In the event Operator becomes aware of any misappropriation or misuse by any person or entity of any Confidential Information, Operator shall immediately advise Disney in writing and, in the event of any legal action brought by Disney in connection therewith against third parties, Operator agrees that it will, at Disney's expense, cooperate and provide such assistance as may be reasonably necessary to enable Disney to successfully prosecute such legal action.

        d. Third-Party Information. Operator, its Personnel and other employees, officers and agents shall not disclose to Disneyland any information that such person or entity knows to be proprietary or confidential information, data, development or a trade secret of a third party without the prior written consent of such third party. Operator agrees to take all reasonable steps necessary to ensure fulfillment of this obligation.

        e. Remedies; Return of Documents. In view of the nature of Operator's engagement hereunder and the Confidential Information Operator and its Personnel and other employees, officers and agents are likely to receive during the term of this Agreement, Operator agrees that Disney would be irreparably harmed by any violation or threatened violation of this Agreement and that therefore Disney shall be entitled to seek an injunction prohibiting Operator and its Personnel and other employees, officers and agents from any violation or threatened violation of this Paragraph 6. Upon the expiration or earlier termination of this Agreement (or of any particular Personnel's provision of services hereunder) for any reason, Operator shall immediately return (or shall direct that said Personnel immediately returns) to


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Disney any and all documents or other material of any kind, containing or pertaining to any Confidential Information, together with any and all copies, reproductions and samples of any of the foregoing.

        f. Survival of Provisions. The provisions of this Paragraph 6 shall survive the expiration or earlier termination of this Agreement.

7.      REPRESENTATIONS AND WARRANTIES.

        a. Of Operator. Operator hereby represents and warrants to Disneyland that Operator: (i) has the experience and skill to perform all of its obligations hereunder; (ii) shall comply with all applicable federal, state and local laws, including all professional registrations, consents, licenses and permits (both corporate and individual for all disciplines required in Operator's conduct of its business); (iii) shall perform its obligations hereunder in accordance with generally accepted professional standards and in an expeditious and economical manner consistent with the best interests of Disneyland; (iv) has sufficient capital assets and is adequately financed to meet all financial obligations it may be required to incur hereunder and under its other obligations and commitments; (v) with respect to the hire, tenure or conditions of employment of the Personnel and other employees, officers and agents, will not discriminate on the basis of race, color, religion, sex, national origin, age, disability, veteran status or any other basis precluded by law; (vi) is either (A) exempt from the requirements of Executive Order 11246 or similar federal, state or local laws, ordinances or regulations or (B) in compliance with and will continue to abide by such federal, state or local laws, ordinances or regulations, and particularly the Equal Opportunity Clause of 41 C.F.R. Section 60-1.4a, the provisions of which are specifically incorporated herein by reference to have the same force and effect as if set out in their entirety, during the term of this Agreement; and under the other obligations and commitments (vii) has included or will include said Equal Opportunity Clause in each of Operator's non-exempt subcontracts and purchase orders hereunder and
(viii) is not currently under the jurisdiction of any bankruptcy court. Operator further represents and warrants that all Personnel supplied to Disneyland shall be for all purposes employees of Operator, as more specifically provided in paragraph 5.b hereof.

        b. Of Disneyland. Disneyland hereby represents and warrants that Disneyland shall operate its business in a lawful and commercially reasonable manner, including maintaining in effect all business licenses, certificates and operating permits required for the lawful conduct of its business; (ii) furnish appropriate safety and hazardous material training and all tools and other materials, including protective devices, apparel and instruments required for Operator and other employees, officers and agents of Operator to provide their services hereunder in compliance with all federal, state and local health and environmental laws and regulations; (iii) comply with all applicable federal, state and local laws and regulations relating to the hiring, tenure and employment conditions of employees; and (iv) furnish to Operator, prior to execution, any documents Disneyland desires Operator's Personnel and other employees, officers and agents to sign.

8.      INSURANCE AND INDEMNIFICATION

        a. Operator's Insurance. Prior to the commencement of the term of this Agreement, Operator shall provide a certificate or certificates of insurance to Disneyland specifying that Operator has policies of insurance in effect, carried by an insurer/or insurers with a BEST guide rating of B+VII or higher and on forms and with companies acceptable to Disneyland covering Operator's officers, employees (including Personnel), agents, servants and subcontractors (if any) engaged in the provision of services under this Agreement upon the following terms and conditions and for the specified amounts:


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                 i.        statutory workers' compensation insurance covering
all of Operator's employees; and

                 ii. Operator's liability insurance with a minimum limit of $5 million per occurrence with respect to any employee (including Personnel); and

                 iii.

                 iv. occurrence basis commercial general liability insurance, including non-owned and hired automobile liability coverage, applicable to personal injury (including death) and property damage, with a combined single limit of not less than $5 MILLION PER OCCURRENCE. The commercial general liability insurance also shall contain: (A) provision or endorsement naming Disneyland and its related, affiliated and subsidiary companies, and their respective directors, officers, employees, representatives and other agents, as additional insureds with respect to liability arising out of the performance of any services by Operator or its Personnel or other employees, officers, agents or servants under this Agreement and providing that such insurance is primary insurance with respect to Disneyland's interests and that any other insurance maintained by Disneyland is excess and not contributing insurance with the insurance required hereunder; (B) a waiver of subrogation with respect to the additional insureds; and (C) provision or endorsement stating that such insurance shall include contractual liability specifically referring to liability assumed by Operator under this Agreement, including without limitation that set forth in Paragraph 8.c ("Indemnification") of this Agreement.

All certificates called for by this Paragraph 8.a also shall specify that not less than thirty (30) days' written notice shall be given to Disneyland prior to cancellation, termination or modification of any policy of insurance required by this Paragraph 8.a. In the event of any cancellation or reduction of coverage, Operator shall obtain substitute coverage as required hereunder, without any lapse of coverage to Disneyland whatsoever.

         b. Workers' Compensation Understanding. For purposes of any and all workers' compensation statutes, laws or regulations (collectively, "Workers' Compensation"), Operator hereby acknowledges that a special employment relationship exists between Disneyland and any Personnel or other employees, officers or agents of Operator providing services to Disneyland under this Agreement, and that Disneyland shall be considered the special employer of any of such individuals providing services hereunder. Accordingly, Operator acknowledges and agrees that in the event of any injury, illness, disability or death to any such individual falling within the purview of Workers' Compensation, such individual's rights and remedies (and those of such individual's heirs, executors, administrators, successors and assigns) against Disneyland or its related affiliated and subsidiary companies, and their respective directors, officers, agents and employees (including, without limitation, any other special employee and any corporation or any other entity furnishing to Disneyland or any such affiliated entity the services of any such other special employee) shall be governed by and limited to those provided by Workers' Compensation, and, if not determined by a court or similar tribunal to be so governed and limited, such rights and remedies shall be fully indemnified against by Operator, as provided in Paragraph 8.c hereof.

        c. Indemnification. Operator shall defend (if required by Disneyland and with counsel selected by Disneyland), and hereby does indemnify and hold harmless Disneyland, its related, affiliated and subsidiary companies, and their respective officers, directors, employees and agents, from and against any and all losses, damages, injuries, causes of action, claims, demands, suits, judgments and expenses (whether based upon tort (including a tort action for injury on the job), breach of contract, use in violation of Paragraph 4 hereof, disclosure in violation of Paragraph 6 hereof, failure to pay employee taxes, withholdings or benefits, or other violation of Paragraph 5.c hereof, failure to obtain workers'


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compensation insurance or failure of special employer status to be recognized, or otherwise), including legal fees and expenses, of whatever kind or nature arising directly or indirectly out of or on account of, or resulting from claims related to: (i) any error, omission or act of Operator or its subcontractors, affiliates, officers, directors, employees (including Personnel), representatives or agents; (ii) any of the foregoing relating to the performance of Operator's obligations under this Agreement, or any breach or alleged breach of any representation, warranty, obligation and/or covenant contained herein;
(iii) any failure of Operator to perform its services hereunder in accordance with generally accepted professional standards; or (iv) any determination by a court or governmental agency that any Personnel are employees of Disneyland, except as otherwise provided in Paragraph 8.b hereof. The provisions of this Paragraph 8.c shall survive the expiration or earlier termination of this Agreement.

9.       TERM AND TERMINATION.

         a. Term. The term of this Agreement shall commence on October 30th, 1997, and shall expire on October 30th, 1999, unless earlier terminated as provided herein. The term of this Agreement may be extended for an additional term of one year upon the mutual agreement of the parties.

         b. Termination on Notice. This Agreement may be terminated by either party upon sixty (60) days' prior written notice to the other.

         c. Termination for Cause. Either party shall have the right to terminate this Agreement immediately in the event that the other party fails to perform any material term, covenant or condition hereof.

         d. This Agreement shall terminate immediately and automatically if: Operator becomes insolvent, as defined in the California Uniform Commercial Code, or makes an assignment for the benefit of creditors; or if any action is brought by Operator seeking its dissolution or the liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if Operator commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by Operator for the settlement, readjustment, composition or extension of any of its debts upon any terms for the purpose of avoiding insolvency; or if any action or petition is otherwise brought by Operator seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against Operator seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by Operator or is not dismissed within thirty (30) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against Operator and an order for relief is entered in such proceeding or such proceeding is consented to or acquiesced in by Operator or is not dismissed within thirty (30) days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against Operator for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by Operator or is not dismissed within thirty (30) days after the date upon which it was instituted; or if any action or petition is otherwise brought against Operator seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by Operator or is not dismissed within thirty (30) days after the date upon which it was brought; if any assignment of Operator's interest in this Agreement shall be made or deemed to be made without Disneyland's consent; or if any judgment is entered in any litigation against Operator and/or any of Operator's affiliates which judgment materially and adversely affects Operator's ability to perform any of its obligations hereunder (or would result in Operator being in default hereunder),


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or (ii) any settlement of any litigation is entered into by any of the foregoing, which settlement materially and adversely affects Operator's ability to perform any of its obligations hereunder (or would result in Operator being in default hereunder).

         e. Other Continuing Obligations. Upon the expiration or earlier termination of this Agreement, any provisions hereof that expressly or otherwise by their intent are intended to survive beyond such expiration or earlier termination, including without limitation those provisions hereof relating to trademark and name usage limitations, non-liability of Disneyland to Personnel, confidentiality, and indemnification and insurance (in Paragraphs 4, 5, 6, and 8, respectively), shall survive.

10. COMPLIANCE WITH LAWS. Operator shall, at its sole cost and expense, promptly comply with all legal requirements applicable to the transportation services provided by Operator hereunder. The phrase "legal requirements applicable to the transportation services provided by Operator hereunder", as used in this paragraph, shall mean and shall include all applicable federal, state, county, municipal and other governmental constitutions, statutes, ordinances, codes, regulations, resolutions, rules, requirements and directives (and all decisions, judgments, writs, injunctions, orders, decrees or demands of courts, administrative bodies and other authorities construing any of the foregoing) (collectively, "LAWS") which relate in any manner to the services provided by Operator hereunder, or to the operation or condition of the vehicles used to transport Cast Members, including, but not limited to, Department of Transportation regulations and similar requirements, use restrictions, safety requirements, environmental requirements and requirements for the physically challenged (including, without limitation, the American With Disabilities Act of 1990 (42 U.S.C. Section 12101 et. seq.), and the related implementing regulations, codes, rules and accessibility guidelines, as such acts and related regulations, codes, rules and guidelines may be amended from time to time (collectively, the "ADA"). In addition, Operator shall at all times be in compliance with all other governmental authorities and quasi-governmental authorities having jurisdiction over the services provided by Operator hereunder, and of all their respective departments, bureaus and officers, and of the insurance underwriting board or insurance inspection bureau having jurisdiction, or any other body exercising similar functions, and of all insurance companies from time to time selected by Operator to write policies covering the services. Such laws and regulations include, but are not limited to those related to employment, occupational safety, and wages and hours, and in particular employment opportunity laws such as the California Fair Employment and Housing Act, the Federal Age Discrimination in Employment Act of 1976, Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the Rehabilitation Act of 1973 and the Employee Retirement Income Security Act of 1974, as any of them may be amended from time to time.

11.      MISCELLANEOUS.

         a. Cooperation. The parties hereto shall take such actions and execute such documents as may be necessary to fulfill their respective obligations under this Agreement and to otherwise effectuate the intent hereof. Such cooperation shall include without limitation Disneyland's prompt notification of Operator in the event that any Personnel or other employees, officers or agents of Operator is injured while performing services to Disneyland, as well as of any inspections or notices provided by any governmental agencies to Disneyland that may affect the health, safety and/or welfare of any such individuals.

         b. Assignment. Operator shall not sell, assign or transfer this Agreement or any of its rights and privileges hereunder or permit any such sale, assignment or transfer to occur by operation of law, or


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subcontract for the performance of any of the services to be provided by it hereunder, without Disneyland's prior written approval, which approval may be granted or withheld by Disneyland in the exercise of its sole discretion. The issuance or the sale, transfer or other disposition of a sufficient number of shares of stock (greater than 50%) in Operator shall be deemed an assignment of this Agreement for purposes of this section. This Agreement shall inure to the benefit of and be binding upon any of Disneyland's successors and assigns, and Disneyland shall have the right to pledge, hypothecate, create a security interest in, assign or otherwise transfer any or all of its rights under this Agreement

         c. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes any and all previous agreements between the parties, whether written or oral, with respect to such subject matter.

         d. Notices. Notices and approvals required or permitted to be given hereunder shall be in writing and may be delivered personally, by registered mail, return receipt requested, or by reliable air courier service, marked and prepaid for overnight delivery and addressed as provided below; if such notice is so deposited for overnight delivery, then such notice shall be deemed to have been duly given one day following such deposit with such air courier service. Any such notice or approval also may be given via facsimile transmission, provided that a true and correct copy of any such notice or other communication (along with any and all applicable attachments or enclosures) shall be simultaneously therewith sent to the following address using any means of delivery provided in this Paragraph 11.d or first class United States mail (any such simultaneously sent copy referred to hereinafter as a "hard copy"):

         As to Disneyland:      Disneyland
                                1313 Harbor Boulevard
                                Anaheim, California 92803
                                Attention: Manager
                                           Resort Administration
                                Fax No.:   (714) 781-1195

         With a copy to:        Disneyland
                                1313 Harbor Boulevard
                                Anaheim, California 92803
                                Attention: Vice President-General Counsel
                                Fax No.:   (714) 781-4017

         As to Operator:        SuperShuttle.
                                1430 S. Anaheim Blvd.
                                Anaheim, CA. 92805
                                Attention: Todd Emmons
                                Fax No.:   (714) 517-6633

Notwithstanding any of the foregoing, in the event either party chooses to use a facsimile transmission for any notice or approval under this Agreement, there shall be no requirement to send any hard copy thereof as hereinabove provided.

         e. Modification or Waiver. No waiver or modification of this Agreement or of any covenant, condition or limitation herein shall be valid unless set forth in writing and signed by both parties. Moreover, no waiver by either party of the breach of any term or provision of this Agreement shall be deemed or construed to be a waiver of any preceding or succeeding breach of the same or any other term or provision.


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         f.      Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be void, invalid or otherwise unenforceable, the remainder of the provisions shall not be affected thereby and shall remain in full force and effect.

         g. Governing Law, Determination of Disputes. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Any dispute or claim between Operator and Disneyland arising out of or in connection with this Agreement that cannot be amicably resolved by the parties through good faith negotiations shall be submitted to the Court in and for Orange County, California (or, if the Court shall not have jurisdiction over the subject matter thereof, then to such other court sitting in said county having subject matter jurisdiction thereof) for trial and determination. The parties hereby consent to the jurisdiction of such court and to the service of process outside the State of California pursuant to the requirements of such court.

         h. Headings. All captions and headings in this Agreement are for convenience only and shall not be utilized in construing this Agreement.

         i.      No Election of Remedies

         Disneyland's pursuit of any remedy shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any damages or other sums accruing to Disneyland by reason of Operator's failure to fully and completely keep, observe, perform, satisfy and comply with all of the agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Agreement. Disneyland's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any default by Operator or of any remedy.




IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.


        DISNEYLAND:


                           By:     /s/ John A. Cora
                                   ----------------------
                                   Name: John A. Cora
                           Title:  Vice President, Resort Operations Development


        SUPERSHUTTLE:


                           By:     /s/ Stephen D. Allan
                                   ----------------------
                                   Name: Stephen D. Allan
                           Title:  President


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